UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 16, 2026

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2026, Rocket Companies, Inc. (the “Company”) closed its previously announced offering of $900,000,000 aggregate principal amount of 6.125% senior notes due 2031 (the “2031 Notes”) and $600,000,000 aggregate principal amount of 6.500% senior notes due 2034 (the “2034 Notes” and collectively with the 2031 Notes, the “Notes”) in private transactions pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes were issued pursuant to an Indenture, dated as of June 16, 2026 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s direct and indirect domestic subsidiaries that are issuers or guarantors under the Company’s existing senior notes. In the future, any subsidiary of the Company that guarantees or issues any Additional Capital Markets Debt (as defined in the Indenture) will guarantee the Notes.

The Company intends to use the proceeds from the Offering to repay Rocket Mortgage LLC’s 2.875% Senior Notes due 2026 (the “2026 Rocket Mortgage Notes”), Rocket Mortgage LLC’s 5.250% Senior Notes due 2028 (the “2028 Rocket Mortgage Notes”) and certain other indebtedness of the Company and its subsidiaries.

The closing of the Offering satisfies the financing condition to the previously announced conditional redemptions of the 2026 Rocket Mortgage Notes and the 2028 Rocket Mortgage Notes. As previously announced, the 2026 Rocket Mortgage Notes will be redeemed on June 19, 2026 and the 2028 Rocket Mortgage Notes will be redeemed on July 9, 2026. This Current Report on Form 8-K is not a notice of redemption with respect to the 2026 Rocket Mortgage Notes or the 2028 Rocket Mortgage Notes.

The 2031 Notes mature on August 1, 2031 unless earlier redeemed or repurchased. No sinking fund is provided for the 2031 Notes. Cash interest on the 2031 Notes will accrue from June 16, 2026 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2026, at a rate of 6.125% per year.

The 2034 Notes mature on June 15, 2034 unless earlier redeemed or repurchased. No sinking fund is provided for the 2034 Notes. Cash interest on the 2034 Notes will accrue from June 16, 2026 and is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026, at a rate of 6.500% per year.

Prior to August 1, 2028, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after August 1, 2028, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2031 Notes prior to August 1, 2028, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 106.125% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional notes that are 2031 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2031 Notes remains outstanding immediately thereafter.

Prior to June 15, 2029, the Company may redeem the 2034 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2034 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after June 15, 2029, the Company may redeem the 2034 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2034 Notes prior to June 15, 2029, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 106.500% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2034 Notes (calculated after giving effect to any issuance of additional notes that are 2034 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2034 Notes remains outstanding immediately thereafter.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) create liens on assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Company shall offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company, or any of their significant subsidiaries, after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026

ROCKET COMPANIES, INC.

By:	/s/ Noah Edwards
Name:	Noah Edwards
Title:	Chief Accounting Officer